Exhibit 99.3

INFOTRELLIS GROUP OF COMPANIES

UNAUDITED COMBINED CARVE-OUT STATEMENTS OF OPERATIONS

(in USD thousands)

	Nine Months Ended March 31, 2017	Nine Months Ended March 31, 2016
Consulting revenue	$17,822	$14,664
Expense reimbursement	1,436	1,444

Total Revenues	19,258	16,108

Expenses:
Salaries and wages	6,330	4,824
Subcontractor	4,432	3,998
Travel and accommodation	146	303
Stock-based compensation	150	177
Rent	161	136
Professional fees	224	108
General and administration	83	66
Bank charges	4	20
Depreciation	46	49
Insurance	33	29
Telephone	35	23
Advertising and promotion	69	36
Meals and entertainment	—	2
Employment recruitment	—	21
Foreign exchange	(40)	(163)
Transaction related expenses	157	—

Total Expense	11,830	9,629

Net income before income taxes	7,428	6,479
Income tax expense	2,080	1,814

Net income	$5,348	$4,665

INFOTRELLIS GROUP OF COMPANIES

UNAUDITED COMBINED CARVE-OUT BALANCE SHEETS

(in USD thousands)

	March 31, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5,259	$2,413
Term deposit	—	302
Accounts receivable	5,504	6,660
Prepaid and other expenses	587	98

Total current assets	11,350	9,473

Property and equipment, net	147	133
Other assets	103	118

Total assets	$11,600	$9,724

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$762	$657
Accrued expenses and other current liabilities	362	2,600
Income taxes payable	1,868	1,321

Total current liabilities	2,992	4,578

Shareholder loan	30	32
Derivative stock option liability	455	305

Total liabilities	3,477	4,915

Total shareholders’ equity	8,123	4,809

Total liabilities and shareholders’ equity	$11,600	$9,724

INFOTRELLIS GROUP OF COMPANIES

UNAUDITED COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

(in USD thousands)

	Nine Months Ended March 31, 2017	Nine Months Ended March 31, 2016
OPERATING ACTIVITIES:
Net income	$5,348	$4,665
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	46	49
Stock-based compensation	150	177
Working capital items:
Term deposit	302	(140)
Accounts receivable	1,156	(1,420)
Prepaid and other expenses	(489)	(78)
Other assets	15	96
Accounts payable	105	(199)
Accrued expenses and other current liabilities	(2,238)	(6,200)
Income taxes payable	547	1,307

Net cash flows provided by operating activities	4,942	(1,743)

INVESTING ACTIVITIES:
Purchase of property and equipment	(60)	(60)

FINANCING ACTIVITIES:
Distribution of net deficit of product business	(2,034)	(744)
Due to related party	(2)	(2)

Net cash flows used in financing activities	(2,036)	(746)

Effect of exchange rates on cash	—	(2)

Net change in cash and cash equivalents	2,846	(2,551)
Cash and cash equivalents, beginning of period	2,413	4,757

Cash and cash equivalents, end of period	$5,259	$2,206

INFOTRELLIS GROUP OF COMPANIES

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS

MARCH 31, 2017 and 2016

(unaudited)

NOTE 1 –DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

On July 7, 2017, Mastech Digital, Inc. through its wholly-owned subsidiaries Mastech InfoTrellis, Inc., Mastech InfoTrellis Digital, Ltd., Mastech Digital Data, Inc. and Mastech Digital Private Limited (collectively, the “Company”), entered into two Asset Purchase Agreements and a Share Purchase Agreement (collectively, the “Purchase Agreements”) to acquire substantially all of the assets comprising the consulting services business in the areas of master data management, data integration and big data (the “Acquired Business”) of InfoTrellis Inc., InfoTrellis, Inc. and 2291496 Ontario Inc., including all outstanding shares of InfoTrellis India Private Limited (collectively, “InfoTrellis”). The aforementioned transaction closed on July 13, 2017.

Under the terms of the Purchase Agreements, the Company paid at the closing of the acquisition $35.75 million in cash, less certain working capital adjustments. The Purchase Agreements also provide for contingent consideration of $19.25 million in deferred cash payments, with up to $8.25 million payable if the net income before interest and income taxes (“EBIT”) of the Acquired Business for the 12-month period beginning on August 1, 2017 (the “Actual Year 1 EBIT”) equals $10.0 million and up to $11.0 million payable if the EBIT of the Acquired Business for the 12-month period beginning on August 1, 2018 (the “Actual Year 2 EBIT”) equals $10.7 million. The deferred amount payments are subject to adjustment under the terms of the Purchase Agreements based upon, among other items, the amount of the Actual Year 1 EBIT and the amount of the Actual Year 2 EBIT.

InfoTrellis is a Canadian-based Data Management & Analytics company headquartered in Toronto with offices in Austin, Texas and a global delivery center in Chennai, India. Prior to the closing of the acquisition, the company offered project-based consulting services to customers in the areas of Master Data Management, Data Integration and Big Data. The company has industry-wide recognition for its thought leadership and depth in data management & analytics, as well as proven global delivery expertise. Prior to the closing of the acquisition, InfoTrellis employed over 200 associates globally and had a customer-base of more than 40 blue chip customers in North America.

The financial statements have been prepared in U.S. dollars for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange commission. The accompanying financial statements have been prepared on a “carve-out” basis from InfoTrellis’ accounts and reflect the historical accounts directly attributable, together with allocation of shared costs and expenses, to the consulting services business. These allocations may not be indicative of the actual costs that would have been incurred during the periods presented had InfoTrellis’ consulting services business historically operated as a separate, stand-alone entity from its products business (software).

InfoTrellis’ consulting services business historically has been managed and operated in the normal course of business by InfoTrellis management along with the products business. While many of the customer-facing components of the consulting services business are separate, many of the back office functions were shared between the operations of the consulting services business and products business. Accordingly, certain shared costs have been allocated to the InfoTrellis consulting services business. Management believes such allocation methodologies are reasonable; however, the expenses may not be indicative of the actual expenses that would have been incurred during the periods presented had the consulting services business historically operated as a separate, stand-alone entity.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of combined carve-out financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in the combined carve-out financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimate made in preparing the accompanying combined carve-out financial statements related to stock-based compensation expense.

Also, certain amounts in the accompanying combined carve-out financial statements have been allocated in a way that management believes is reasonable and consistent in order to depict the historical financial position, statement of operations, and cash flows of InfoTrellis on a stand-alone basis. Actual results could differ materially from those estimates under different assumptions or conditions.

Revenue Recognition

Revenue is derived from consulting services, subscription, perpetual licensing of software and expense reimbursement. Revenue is recognized when all four of the following revenue recognition criteria have been met:

●	Persuasive evidence of an arrangement exists;
●	Delivery has occurred or services have been performed;
●	The fee is fixed or determinable; and
●	Collection is probable.

Consulting revenue is performed on a time-and-materials basis and is recognized when earned and billable as per the agreement.

Maintenance and support fees are recognized on a straight-line basis over the term of the contracts which is usually for a period of 12 months.

Subscription fees are recognized on a straight-line basis over the term of the contracts.

Advanced billings to clients in excess of revenue earned are recorded as deferred revenue until the revenue recognition criteria are met. Reimbursements of out-of-pocket expenses are included in revenue with corresponding costs incurred by InfoTrellis included in their respective expense account.

Stock-based compensation

InfoTrellis accounts for stock-based compensation under FASB ASC Topic 718, “Stock Compensation” (“ASC Topic 718”), which require InfoTrellis to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award using an option pricing model. InfoTrellis recognizes that cost recognized over the period during which an employee is required to provide service in exchange for the award.

Stock options granted in Canadian dollars to employees in India and US are classified as derivative financial liabilities and measured at fair value until the instrument is extinguished or exercised. Any gain or loss arising from the revaluation of these options is recognized as part of the stock-based compensation.

Income Taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC Topic 740”), which utilizes a balance sheet approach to provide for income taxes. Under this method, InfoTrellis recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of InfoTrellis’ assets and liabilities. The impact on deferred taxes of changes in the tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and are reflected in the combined carve-out financial statements in the period of enactment.

The accounting for uncertainty in income taxes requires a more likely than not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. InfoTrellis records a liability for the difference between the (i) benefit recognized and measured for financial statement purposes and (ii) the tax position taken or expected to be taken on InfoTrellis’ tax return. To the extent that InfoTrellis’ assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Accounts Receivable

InfoTrellis’ accounts receivable are composed of billed and unbilled receivables from direct customers. Collateral is not required for accounts receivable. InfoTrellis maintains an allowance for potential credit losses as considered necessary. InfoTrellis performs ongoing reviews of all customers that have breached their payment terms or for whom information has become available indicating a risk of non-recoverability. InfoTrellis records an allowance for bad debts for specific customers identified as well as an allowance based on its historical collection experience. InfoTrellis’ evaluation of the allowance for potential credit losses requires the use of estimates and the actual results may differ from these estimates. At March 31, 2017, there were no allowance for potential credit losses.

Property and Equipment

Property and equipment are recorded as cost. Depreciation is provided annually at rates calculated to write off the assets over their estimated useful lives as follows:

Motor vehicles	30% diminishing balance
Furniture and equipment	20% diminishing balance
Computer software	100% diminishing balance
Computer equipment	45% - 55% diminishing balance

NOTE 3 – REVENUE CONCENTRATION

InfoTrellis had two customers with revenues greater than 10% of total revenues for the nine-month period ended March 31, 2017: Zimmer Biomet, Inc. = 25.1%; and Lowe’s Companies, Inc. = 13.9%. For the nine-month period ended March 31, 2016, InfoTrellis had three customers with revenue greater than 10% of revenues: Zimmer Biomet, Inc. = 27.7%; Dell Inc. = 15.7% and Lowe’s Companies, Inc. = 12.4%. InfoTrellis’ top ten customers represented approximately 73% and 86% of total revenues for the nine-month period ended March 31, 2017 and 2016, respectively.

NOTE 4 – INCOME TAX PROVISION

The product business is part of the operations of InfoTrellis and is included in the income tax returns for each of InfoTrellis’ legal entities. For the nine-month period ended March 31, 2017 and 2016, the tax provision was prepared on a standalone basis as if the consulting business is a separate entity was as follows:

	Nine Months Ended March 31, 2017	Nine Months Ended March 31, 2016
Canada – federal and provincial	$1,695	$1,479
U.S. – federal and state	109	95
India	276	240

	$2,080	$1,814

NOTE 5 – STOCK-BASED COMPENSATION

Stock-based compensation expense related to outstanding stock option grants under InfoTrellis’ Stock Option Plan for the nine-months ended March 31, 2017 and 2016 was $150,000 and $177,000, respectively.

NOTE 6 – SUBSEQUENT EVENT

On July 13, 2017, InfoTrellis completed the sale of substantially all of the assets comprising the consulting services business to the Company, as more fully described in Note 1 of the Notes to Combined Carve-Out Financial Statements herein.